REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Trustees of MEMBERS Mutual Funds:

In planning and performing our audits of the financial statements of MEMBERS Mutual Funds, comprising the Conservative Allocation Fund, Moderate Allocation Fund, Aggressive Allocation Fund, Cash Reserves Fund, Bond
Fund, High Income Fund, Diversified Income Fund, Equity Income Fund, Large Cap Value Fund, Large Cap Growth Fund, Mid Cap Fund, Small Cap Fund, and International Stock
Fund  (collectively, the Funds) as of and for the year
ended October 31, 2012, in accordance with the standards
of the Public Company Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion
on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Funds is responsible for
establishing and maintaining effective internal control
over financial reporting. In fulfilling this
responsibility, estimates and judgments by management
are required to assess the expected benefits and
related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes
those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a funds assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes
in conditions or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the funds annual or interim financial statements will
not be prevented or detected on a timely basis.
Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not
necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies
in the Funds internal control over financial reporting
and its operation, including controls for safeguarding securities that we consider to be a material weakness, as defined above, as of October 31, 2012.
This report is intended solely for the information
and use of management and the Board of Trustees of
MEMBERS Mutual Funds and the Securities and
Exchange Commission and is not intended to be and
should not be used by anyone other than these
specified parties.
/s/ Deloitte and Touche LLP
Milwaukee, WI
December 20, 2012